United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
November 8, 2007
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 8, 2007, Ultralife Batteries, Inc. (the “Company”) entered into a placement agency agreement with Stephens Inc. (the “Placement Agency Agreement”) in connection with a registered direct offering (the “Offering”) of the Company’s common stock, par value $.10 per share (“Common Stock”) to a limited number of purchasers. Under the terms of the offering, the Company will sell 1,000,000 shares (“Shares”) of its Common Stock at a price of $13.50 per share and for an aggregate purchase price of $13,500,000. Stephens Inc. will act as the exclusive placement agent for the Company in connection with the sale of the Shares. The Company will pay Stephens Inc. a fee of $675,000, which is equal to 5.0% of the gross proceeds of the Offering. The Company will also reimburse Stephens Inc. for any out of pocket expenses it incurs in the performance of its duties and obligations under the Placement Agency Agreement. The Company expects to receive approximately $12,825,000 of net proceeds of the Offering after deducting fees to Stephens, Inc., but before deducting other offering expenses. The closing of the Offering is expected to take place on or about November 15, 2007 (the “Closing”), subject to the satisfaction of customary closing conditions.
     The Placement Agency Agreement contains certain provisions by which Stephens Inc. may terminate its obligations, and it also contains standard indemnification provisions.
     Pursuant to the Placement Agency Agreement, the Company, its directors, and its executive officers have entered into lock-up agreements with Stephens Inc. The lock-up agreements prevent the Company, its directors, or its executive officers from selling, offering, contracting or granting an option to sell, or establishing or liquidating certain hedging transactions involving Common Stock for a period commencing November 8, 2007 and continuing through the close of trading on the 75th day after the date of the final prospectus supplement. The lock-up agreements do not apply to certain excluded transactions, including the permitted sale of an aggregate of 18,000 shares of Common Stock by three of the Company’s directors and the sale, transfer, or issuance of shares of Common Stock, pursuant to Rule 10b5-1 trading plans, by gift or succession, pursuant to the conversion of existing convertible securities, pursuant to the Company’s stock incentive plans. The lock-up period may be extended if the Company announces it will release earning results during the sixteen (16) day period following the last day of the lock-up period.
     The Shares are being offered pursuant to a shelf Registration Statement on Form S-3, which was filed with the SEC on August 18, 2006, and declared effective on September 22, 2006 (File No. 333-136742) and pursuant to a final prospectus supplement filed with the SEC by the Company pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Registration Statement”).
     Neither the Company nor any of its affiliates has any material relationship with Stephens Inc., other than in respect of the Placement Agency Agreement. A copy of the Placement Agency Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Exhibit 10.1. A copy of the press release announcing the entry into the Placement Agency Agreement and the pricing of the Offering is attached as Exhibit 99.1 to this current report.
Item 9.01 Financial Statements and Exhibits

Exhibits.

10.1	Placement Agency Agreement dated November 8, 2007 by and between Ultralife Batteries, Inc. and Stephens, Inc.

99.1	Press Release, dated November 9, 2007, announcing the entering into the Placement Agency Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007	ULTRALIFE BATTERIES, INC.

/s/ Robert W. Fishback

Robert W. Fishback
Vice President — Finance and Chief
Financial Officer